                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of November 1, 2001, between Column Financial, Inc., a Delaware corporation ("Column"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB Mortgage Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

                  Column desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A, as such schedule may be amended from time to time pursuant to the terms hereof.

                  CSFB Mortgage Securities intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. (together, the "Rating Agencies"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing Agreement dated as of November 12, 2001 (the "Pooling and Servicing Agreement"), among CSFB Mortgage Securities as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer of non-residential cooperative mortgage loans, National Consumer Cooperative Bank, as master servicer and special servicer of residential cooperative mortgage loans, and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                  CSFB Mortgage Securities intends to sell certain classes of the Certificates (collectively, the "Publicly Offered Certificates") to Credit Suisse First Boston Corporation ("CSFB Corporation") and the other underwriters named in the Underwriting Agreement (as defined below) (collectively in such capacity, the "Underwriters"), pursuant to an underwriting agreement dated as of November 1, 2001 (the "Underwriting Agreement), between CSFB Mortgage Securities and CSFB Corporation as representative of the Underwriters, and CSFB Mortgage Securities intends to sell certain classes of the remaining Certificates (the "Privately Offered Certificates") to CSFB Corporation, pursuant to a certificate purchase agreement dated as of the date hereof (the "Certificate Purchase Agreement"), between CSFB Mortgage Securities and the CSFB Corporation. The Publicly Offered are more fully described in a prospectus dated October 22, 2001 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated November 1, 2001 (the "Prospectus Supplement" and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Privately Offered Certificates are more fully described in a confidential offering circular dated

November 1, 2001 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

                  Column will indemnify CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and certain related parties with respect to the disclosure regarding the Mortgage Loans contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of November 1, 2001 (the "Indemnification Agreement"), among Column, CSFB Mortgage Securities and CSFB Corporation, both as a representative of the Underwriters and as initial purchaser of the Privately Offered Certificates.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  SECTION 1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on November 13, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in November 2001 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, of $625,757,228, subject to a variance of plus or minus 5%. The consideration for the Mortgage Loans shall be cash in the amount of 108.4% of such aggregate principal balance of the Mortgage Loans, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including November 1, 2001 to but not including the Closing Date, which cash amount the Purchaser shall pay to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

                  SECTION 2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans.

                  (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                  (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan, as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

                  If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Mortgage Loan solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall deliver such documents to the Purchaser or its designee, promptly upon the Seller's receipt thereof.

                  In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent that any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls (or, in the case of any Mortgage Loans secured by residential cooperative properties, maintenance schedules), third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other documents that the Purchaser or its servicing agent reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans (provided that the Seller shall not be required to deliver documents or materials prepared by the Seller or its affiliates solely for internal uses); and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans. The designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the applicable Master Servicer.

                  Notwithstanding the foregoing, if the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

                  In connection with the foregoing paragraphs of this Section 2(c), the Seller is a designated recipient, or shall otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement. To the extent that those certifications and/or the related exception reports reflect Document Defects with respect to the Mortgage Loans, those certifications and/or the related exception reports shall constitute notice to the Seller for purposes of Section 5 upon receipt thereof by the Seller.

                  (d) The Seller shall be responsible for all reasonable fees and out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be; provided that the cost of such preparation shall be borne by the Purchaser if the loss or return is caused by the Purchaser's negligence. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipients of the power of attorney referred to in the preceding sentence shall be the Trustee.

                  (e) Upon sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Purchaser under GAAP, the Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Purchaser and are no longer available to satisfy claims of the Seller's creditors.

                  (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                  (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such

Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

                  SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 (subject, however, to Section 5(d)).

                  SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, with respect to each Mortgage Loan, each of the representations and warranties set forth in Exhibit C.

                  (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the CSFB Mortgage Securities, CSFB Corporation and the other Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

                  (d) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C (references therein to "Closing Date" being deemed to be references to the "date of substitution", references therein to "Cut-off Date" being deemed to be references to the "most recent Due Date for the subject Replacement Mortgage Loan on or before the date of substitution" and references to "November 2001" and "October 2001" being deemed to be references to the "month of substitution" and the "month preceding the month of substitution", respectively). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

                  (e) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

                  SECTION 5. Notice of Breach; Cure, Repurchase and
Substitution.

                  (a) The Purchaser or its designee shall provide the Seller with written notice of any Material Breach or Material Document Defect with respect to any Mortgage Loan. Within 90 days (or in the case of a Material Document Defect that consists of the failure to deliver a Specially Designated Mortgage Loan Document, 15 days) of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or Material Document Defect with respect to any Mortgage Loan (such 90-day (or, if applicable, 15-day) period, the "Initial Resolution Period"), the Seller shall, subject to Section 5(b) and Section 5(c) below, (i) correct or cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Mortgage Loan affected by such Material Breach or Material Document Defect, as the case may be (such Mortgage Loan, a "Defective Mortgage Loan"), at the related Purchase Price, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof stating (i) that such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period,
(iv) what actions the Seller is pursuing in connection with the cure thereof and
(v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, subject to the terms, conditions and limitations set forth in the Pooling and Servicing Agreement, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a any Mortgage Loan, it will notify the Purchaser.

                  "Resolution Extension Period" shall mean:

                  (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, 90 days;

                  (ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following the Seller's receipt of written notice from the Purchaser or its designee of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

                  (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (A) the end of such Initial Resolution Period and (B) the Seller's receipt of written notice from the Purchaser or its servicing agent of the occurrence of such Servicing Transfer Event; and

                  (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, provided that, if the Seller did not receive written notice from the Purchaser or its servicing agent of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following two provisos, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document; and provided, further, that if a Material Document Defect exists with respect to any Mortgage Loan, if such Mortgage Loan is then subject to the Pooling and Servicing Agreement, and if the Seller escrows with the applicable Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Mortgage Loan and subsequently delivers to the applicable Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Mortgage Loan as such price may increase over time (the total amount of cash delivered to the applicable Master Servicer with respect to any Mortgage Loan as contemplated by this proviso or the immediately following proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement, the date, if any, on which the applicable Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof; and provided, further, that if the Material Document Defect referred to in the preceding proviso consists of a failure to deliver a Specially Designated Mortgage Loan Document, and if the Seller delivers to the applicable Master Servicer a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan, then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended to the 15th day following the end of the applicable Initial Resolution Period.

                  The Purchaser or its designee shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, the "Purchase Price Security Deposit Account") and shall be entitled to make withdrawals from such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the Seller so directs, or if the balance on deposit in the Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Mortgage Loan (except where a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan is permitted to be delivered in order to obtain a 15-day Resolution Extension Period with respect to the failure to deliver a Specially Designated Mortgage Loan Document), or if such Material Document is not remedied on or before the second anniversary of the Closing Date, or if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement and the applicable Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan (with the Seller to pay any remaining balance of such Purchase Price). The Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the prior sentence) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects and all associated fees and expenses being paid in full. The Seller may direct the Purchaser or its designee to invest or cause the investment of the funds deposited in any Purchase Price Security Deposit Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its designee shall act upon the written instructions of the Seller with respect to the investment of funds in any Purchase Price Security Deposit Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Purchase Price Security Deposit Account. All income and gain realized from the investment of funds deposited in any Purchase Price Security Deposit Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred and any deposits required to be made by the Seller as contemplated by the second proviso to the prior paragraph), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Purchase Price Security Deposit Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Purchase Price Security Deposit Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in any Purchase Price Security Deposit Account in Permitted Investments or any losses resulting therefrom.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use its best efforts, subject to the terms of such Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto (as to each such group, the "Primary Real Property Collateral"); provided that, if the affected Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then no such termination shall be affected unless and until the Trustee and the applicable Master Servicer shall have received from the Seller
(i) an Opinion of Counsel from independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser and its servicing agents pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced.

                  If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the proviso to the first sentence of the prior paragraph), if the Seller has not elected to purchase the entire affected Cross-Collateralized Group, and if such Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then, to the extent that the Seller is required to repurchase or replace any Mortgage Loan in that Cross-Collateralized Group in the manner prescribed above while the Trust continues to hold any other Mortgage Loan in that Cross-Collateralized Group, the Trustee, on behalf of the Trust, and the Seller each hereby agrees to forbear from enforcing any remedies against the other's Primary Real Property Collateral but may exercise remedies against the Primary Real Property Collateral securing the Mortgage Loans in that Cross-Collateralized Group held by it; provided that the Trustee and the applicable Master Servicer shall have received from the Seller an Opinion of Counsel from independent counsel to the effect that (i) the exercise of remedies by the Seller, on the one hand, or the Trust, on the other hand, with respect to the Primary Real Property Collateral securing the respective Mortgage Loan(s) in such Cross-Collateralized Group held by such party would not materially and adversely affect the rights of the other such party to proceed against the Primary Real Property Collateral for the respective Mortgage Loan(s) in such Cross-Collateralized Group held by such other party and (ii) the foregoing arrangement would not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Any reserve or other cash collateral or letters of credit securing the subject Cross-Collateralized Group shall be allocated between the Mortgage Loans therein held by the Seller, on the one hand, and the Trust, on the other hand, in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon the outstanding principal balances of their respective Mortgage Loans in such Cross-Collateralized Group. All other terms of the Mortgage Loans in such Cross-Collateralized Group shall remain in full force and effect, without any modification thereof. The Borrowers under the respective Cross-Collateralized Groups of Mortgage Loans are intended third-party beneficiaries of the provision set forth in this paragraph. The provisions of this paragraph may not be modified with respect to any Mortgage Loan in a Cross-Collateralized Group without the related Borrower's consent.

                  If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the second preceding paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the proviso to the first sentence of the second preceding paragraph) and the forbearance arrangement in respect of such Cross-Collateralized Group cannot be effected as contemplated by the preceding paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the proviso to the first sentence of the prior paragraph) then the entire Cross-Collateralized Group shall be repurchased or replaced if the subject Material Breach or Material Document Defect, as the case may be, is not remedied in all material respects by the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period.

                  Whenever one or more mortgage loans are substituted by the Seller for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee (which designee, unless otherwise stated, is the Trustee), (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent cure of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

                  If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

                  (b) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser (which shall include the Trustee) shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

                  (c) If, on or after May 13, 2003, the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, which Material Document Defect constitutes a Recording Omission, and if such Mortgage Loan is still subject to the Pooling and Servicing Agreement, then the Seller, with the consent of the Controlling Class Representative, which consent may be granted or withheld in its sole discretion, in lieu of repurchasing or replacing such Mortgage Loan (as and to the extent contemplated by Section 5(a) above), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the applicable Master Servicer. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser or its designee to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its designee shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission Reserve in the same amount. Once a Recording Omission Reserve or Recording Omission Credit is established with respect to any Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to any Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording Omissions with respect to such Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to such Mortgage Loan) and such Mortgage Loan's no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

                  (d) It is understood and agreed that the obligations of the Seller set forth in this Section 5 to cure a Material Breach or a Material Document Defect, repurchase or replace the related Defective Mortgage Loan(s) or establish a Recording Omission Credit or a Recording Omission Reserve with respect to the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage Loan.

                  (e) If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Purchaser or its assignee or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the foregoing provisions of this Section 5, then (provided that (i) the Mortgage Loan is then subject to the Pooling and Servicing Agreement, (ii) the applicable Initial Resolution Period and any applicable Resolution Extension Period has expired and (iii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan) the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price.

                  If any REO Property in respect of any Mortgage Loan is subject to the Pooling and Servicing Agreement, then the Seller shall be notified promptly and in writing by the applicable Special Servicer of any offer that it receives to purchase such REO Property. Upon the receipt of such notice by the Seller, the Seller shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The Seller shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The applicable Special Servicer shall be obligated to provide the Seller with any appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of any related REO Property, to a Person other than the Seller shall be (i) without recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) without representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such Person.

                  The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Mortgage Loan or REO Property) shall not prejudice any claim of the Trust against the Seller for repurchase of the subject Mortgage Loan or REO Property. The provisions of this Section 5 regarding remedies against the Seller for a Material Breach or Material Document Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

                  If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the subject REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Property or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

                  SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (i) all of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                  (ii) all documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) the Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

                  (iv) the result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

                  (v) all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (vi) the Seller shall have received the consideration for the Mortgage Loans, as contemplated by Section 1;

                  (vii) the Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (viii) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                  Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

                  (i) this Agreement, duly executed by the Purchaser and the Seller;

                  (ii) each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

                  (iii) an Officer's Certificate substantially in the form of Exhibit D-1A hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Seller;

                  (iv) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

                  (v) a Certificate of the Seller substantially in the form of Exhibit D-1B hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

                  (vi) a written opinion of in-house counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of Exhibit D-2A hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

                  (vii) a written opinion of Sidley Austin Brown & Wood, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of Exhibit D-2B hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

                  (viii) a written opinion of Sidley Austin Brown & Wood, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of Exhibit D-2C hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

                  (ix) a letter from Sidley Austin Brown & Wood, special counsel for the Seller, dated the Closing Date and addressed to CSFB Mortgage Securities, CSFB Corporation and the other Underwriters, which letter shall be substantially in the form of Exhibit D-2D hereto;

                  (x) one or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

                  (xi) such further certificates, opinions and documents as the Purchaser may reasonably request prior to the Closing Date or any Rating Agency may require and in a form reasonably acceptable to the Purchaser and the Seller.

                  SECTION 8. Costs. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of the Term Sheet for the Joint Conduit Securitizations between Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Prudential Mortgage Capital Company, LLC, Column Financial, Inc. and KeyBank National Association, as supplemented and modified by the Term Sheet for the Joint Securitizations among Column Financial, Inc., Credit Suisse First Boston Corporation and KeyBank National Association for Calendar Year 2001 (the foregoing term sheets, together, the "Term Sheets").

                  In addition, it is hereby acknowledged that CSFB Mortgage Securities has acquired from the National Consumer Cooperative Bank ("NCB") and NCB Capital Corporation ("NCBCC") other mortgage loans (the "NCB/NCBCC Loans") for transfer to the Trust. The Seller agrees that the costs and expenses associated with such transactions will be allocated as follows: (i) all out-of-pocket and/or internally allocated costs and expenses incurred by NCB and/or NCBCC in connection with such transactions, including, without limitation, the fees and disbursements of counsel for NCB and/or NCBCC, together with all other due diligence and accounting costs and expenses relating to the NCB/NCBCC Loans, shall be borne by NCB, NCBCC and their affiliates; and (ii) all other costs and expenses incurred in connection with such transactions shall be allocated in accordance with the Term Sheets.

                  SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Jeffrey Altabef, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, or such other address as may be designated by the Seller to the Purchaser in writing.

                  SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

                  SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law;
(b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest under applicable law; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions, including, without limitation, the filing of UCC financing statements, as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

                  SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE PURCHASER EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                  SECTION 17. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

                  SECTION 18. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                  SECTION 19. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.


                                      * * *
                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        COLUMN FINANCIAL, INC.


                                        By:___________________________________

                                        Name:
                                        Title:



                                        CREDIT SUISSE FIRST BOSTON MORTGAGE
                                        SECURITIES CORP.


                                        By:___________________________________

                                        Name:
                                        Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-CKN5




   #               Property Name                                                  Address
   -               -------------                                                  -------
    2     Eaton Vance / Alliance GT-4 Portfolio
   2A     Sonterra Apartments                                              5050 South Tamarus Street
   2B     Cambridge Place Apartments                                       10901 Meadowglen Lane
   2C     Glen Arbor Apartments                                            4003 North Beltline Road
   2D     Broadmoor Apartments                                             10215 Beechnut Street
   2E     St. Andrews Apartments                                           1510 St. Andrews Road
   2F     Windsor Harbor Apartments                                        3217 Shamrock Drive
   2G     Covington Crossing Apartments                                    4845 Bontura Drive
   2H     Rutland Ridge Apartments                                         105 Cavalier Drive
   2I     Ravenwood Apartments                                             4215 Bethel Church Road
   2J     Brookhaven Townhomes                                             4860 Brookhaven Road
    3     Macomb Mall                                                      32233 Gratiot Avenue
    4     One Sugar Creek Place                                            14141 Southwest Freeway
   10     Eaton Vance / Alliance GT-3 Portfolio
  10A     Oasis Heights Apartments                                         5325 East Tropicana Avenue
  10B     Wolf Creek Apartments                                            16100 Space Center Boulevard
  10C     Peachtree Place Apartments                                       200 Berryhill Road
  10D     Northcrest Apartments                                            835 Johnson Road
   11     Alexandria Roselle Street Portfolio                              11025-11075 Roselle Street
   14     Residence Inn Arlington-Rosslyn                                  1651 North Oak Street
   15     Courtyard by Marriott - Washington Convention Center             900 F Street, NW
   16     850-888 Washington Street Office Buildings                       850-888 Washington Street
   18     One Montgomery Street                                            One Montgomery Street
   19     Residence Inn Manhattan Beach                                    1700 North Sepulveda Boulevard
   20     Capitol Centre                                                   1515 K Street
   21     Windsor Wichita Portfolio
  21A     Windsor at Barclay Apartments                                    550 West Central
  21B     Windsor at Woodgate Apartments                                   5400 East 21st Street North
  21C     Windsor at Eastborough Apartments                                7030 East Kellogg
   22     Harrison Executive Park                                          3000, 3010 & 3020 Westchester Avenue
   24     Rivergate Station                                                1699 Gallatin Pike
   28     Richardson Industrial Portfolio
  28A     Campbell Square I                                                1850 North Greenville Avenue
  28B     Collins Boulevard Service Center                                 1110 East Collins Boulevard
  28C     Industrial Center II                                             1301-1331 North Plano Road
  28D     Park East Service Center                                         1201-1299 North Plano Road
  28E     Industrial Center III                                            1551-1571 North Glenville Drive
   29     Residence Inn Dupont Circle                                      2120 P Street, NW
   30     WNA Portfolio
  30A     WNA Comet East, Inc.                                             6 Stuart Road
  30B     WNA Hopple Plastics Facility                                     7430 Empire Drive
  30C     WNA Comet West                                                   1101-1135 Samuelson Street
  30D     WNA Office/Warehouse                                             2155 West Longhorn Drive
   32     Walnut Glen Apartments                                           4592 Channing Terrace
   33     Post Road Plaza                                                  222-266 East Main Street (U.S. Route 20)
   35     The Copper Creek Apartments                                      14222 Wunderlich Road
   36     Richardson Portfolio
  36A     Campbell Square II                                               1810-1840 North Greenville Avenue
  36B     Spring Creek Business Center                                     1778 North Plano Road
   37     12820 & 12860 Crossroads Parkway South                           12820 & 12860 Crossroads Parkway South
   38     Raytheon Office Complex                                          6221 & 6223 South Palo Verde Boulevard
   39     2121 Cloverfield Boulevard                                       2121 Cloverfield Boulevard
   40     ARC North and South
  40A     Austin Regional Clinic North                                     6835 Austin Center Boulevard
  40B     Austin Regional Clinic South                                     3828 South First Street
   41     Fairmeadows Apartments                                           800 North Merrill Avenue
   42     North Park Terrace Apartments                                    8662 Park Lane
   45     1840 Oak Avenue                                                  1840 Oak Avenue
   46     Crossroads Shopping Center                                       6300 White Lane
   47     Ashley Park Apartments                                           2100 Country Club Road
   48     Parkview Manor Apartments (1A)                                   7800 Pierson Road
   49     Greenbriar Apartments (1A)                                       11385 & 11345 Greenfield Road
   50     Van Buren Apartments (1A)                                        8647 Schaefer Road
   51     Elmira Apartments (1A)                                           20900 Tireman Road
   54     Manhattan Plaza                                                  559 East Manhattan Boulevard
   55     Lake North Apartments                                            9461 Webb Chapel Road
   56     Parkway Place                                                    4205, 4215, 4225, 4255 White Bear Parkway
   59     Generation Plaza                                                 1822 East North Carolina Highway 54
   60     Glenn Court Apartments                                           41,61 and 71-141 Glenn Road
   61     Country View Village Manufactured Housing Community              189 County Road 519
   63     The Pines at Humble Park Apartments                              412 South Bender Avenue
   65     Techniplex Business Center                                       16203-16223 Park Row Boulevard
   70     Clocktower Plaza                                                 401 McCray Street
   71     LeClaire Station Apartments                                      15859 South LeClaire Avenue
   72     Addison Park Place Office Building                               4560 Belt Line Road
   74     2600 Warrenville Road                                            2600 Warrenville Road
   76     1101 Camino La Costa                                             1101 Camino La Costa
   79     Riatta Ranch Apartments                                          1111 Musken Road
   82     Willowbrook Shopping Center                                      17712 State Highway 249
   84     Village Shops at Colony Square Phase I                           1100, 1116 & 1124 Dillion Road
   86     12900 Crossroads Parkway South                                   12900 Crossroads Parkway South
   91     Los Gatos Office Building                                        15575 Los Gatos Boulevard
   92     1595-1597 Second Avenue                                          1595-1597 Second Avenue
   97     Fleetwood Village Apartments                                     801 Winston Drive
  101     1660 Union Street Office Building                                1660 Union Street
  102     Tuttle Crossing Medical                                          5155 Bradenton Avenue
  103     Jack's Alley                                                     419 Market Street
  105     Kings Meadow Center                                              9901 SW 142nd Avenue
  114     Terrace Hills Apartments                                         1130 East Ledbetter Drive
  115     InSite Downers Grove                                             1546 75th Street
  118     Andrea Lane Commercial Center                                    2159 Andrea Lane
  121     Sulphur Plaza Shopping Center                                    1405-1435 Beglis Parkway
  124     Beacon Hill Apartments                                           1328-1336 Pine Street
  125     Bay Bluff Apartments                                             10333 Compton Road
  131     Timberwood Apartments                                            1000 West 26th Street
  132     InSite Palm Beach - Blockbuster Video                            10075 Yamato Road
  135     InSite Chicago/Halstead                                          11101-11109 South Halstead Street
  136     Country Square Shopping Center                                   14421 Country Walk Drive
  138     La Maison Apartments                                             2850 Clydedale Drive
  139     Normandy Apartments                                              7701 Circle Drive
  140     280 Collins Street                                               280 Collins Street
  144     Mountain View Mobile Estates                                     34395 Duus Road
  145     Shannon Apartments                                               624-628 Spruce Street & 700-706 Spring Street
  146     Insite Chicago - Blockbuster Video                               10909-10911 South Western Avenue
  147     InSite Saginaw (Blockbuster Building)                            5901 Brockway Road
  149     Brookside Business Center                                        6436-6492 Fiesta Drive
  150     1060 Crystal Lake Drive                                          1060 Crystal Lake Drive
  151     East End Apartments                                              35 Chestnut Street
  152     Westgate Professional Center                                     1885 Quito Road
  153     Knell's Ridge Plaza                                              927 Battlefield Boulevard North
  154     2131 NE 41st Street                                              2131 NE 41st Street
  159     Lulen Apartments                                                 2301 Ohlen Road
  160     1020 Crystal Lake Drive                                          1020 Crystal Lake Drive
  162     Westchester Apartments                                           735-763 Scott Boulevard
  163     Northstream Manor Apartments                                     6800 Shavelson
  164     1102-1106 South Pacific Avenue                                   1102-1106 South Pacific Avenue
  166     Tomshir Apartments                                               1-39A Henderson Drive
  169     Fair Oaks Apartments                                             3506 Enfield Road
  171     Sherwood Forest Shopping Center                                  30006 State Highway 249

                                                                                   Mortgage
                                                 Zip             Mortgage            Loan           Fee/        Original
    #         City                State          Code           Originator          Seller       Leasehold       Balance
    -         ----                -----          ----           ----------          ------       ---------       -------
    2                                                              Column           Column                      $70,054,090
   2A      Las Vegas                NV           89119             Column           Column         Fee
   2B      Houston                  TX           77042             Column           Column         Fee
   2C      Irving                   TX           75038             Column           Column         Fee
   2D      Houston                  TX           77072             Column           Column         Fee
   2E      Columbia                 SC           29210             Column           Column         Fee
   2F      Charlotte                NC           28215             Column           Column         Fee
   2G      Memphis                  TN           38128             Column           Column         Fee
   2H      Greenville               SC           29607             Column           Column         Fee
   2I      Columbia                 SC           29206             Column           Column         Fee
   2J      Macon                    GA           31206             Column           Column         Fee
    3      Roseville                MI           48066             Column           Column         Fee          $47,300,000
    4      Sugar Land               TX           77478             Column           Column         Fee          $46,000,000
   10                                                              Column           Column                      $26,759,263
  10A      Las Vegas                NV           89122             Column           Column         Fee
  10B      Houston                  TX           77062             Column           Column         Fee
  10C      Columbia                 SC           29210             Column           Column         Fee
  10D      Warner Robins            GA           31093             Column           Column         Fee
   11      San Diego                CA           92121             CSFBMC           Column         Fee          $24,100,000
   14      Rosslyn                  VA           22209             Column           Column         Fee          $21,300,000
   15      Washington               DC           20004             Column           Column         Fee          $21,000,000
   16      Dedham                   MA           02026             Column           Column         Fee          $19,750,000
   18      San Francisco            CA           94104             CSFBMC           Column         Fee          $19,000,000
   19      Manhattan Beach          CA           90266             Column           Column         Fee          $17,500,000
   20      Sacramento               CA           95814             CSFBMC           Column         Fee          $17,000,000
   21                                                              Column           Column                      $16,600,000
  21A      Wichita                  KS           67203             Column           Column         Fee
  21B      Wichita                  KS           67220             Column           Column         Fee
  21C      Wichita                  KS           67206             Column           Column         Fee
   22      Purchase                 NY           10577             Column           Column         Fee          $16,400,000
   24      Nashville                TN           37115             Column           Column         Fee          $15,000,000
   28                                                              Column           Column                      $13,650,000
  28A      Richardson               TX           75081             Column           Column         Fee
  28B      Richardson               TX           75081             Column           Column         Fee
  28C      Richardson               TX           75081             Column           Column         Fee
  28D      Richardson               TX           75081             Column           Column         Fee
  28E      Richardson               TX           75081             Column           Column         Fee
   29      Washington               DC           20037             Column           Column         Fee          $12,600,000
   30                                                              Column           Column                      $11,125,000
  30A      Chelmsford               MA           01824             Column           Column         Fee
  30B      Florence                 KY           41042             Column           Column         Fee
  30C      City of Industry         CA           91748             Column           Column         Fee
  30D      Lancaster                TX           75134             Column           Column         Fee
   32      Columbus                 OH           43232             Column           Column         Fee          $10,000,000
   33      Marlborough              MA           01752             Column           Column         Fee          $10,000,000
   35      Houston                  TX           77069             Column           Column         Fee           $8,650,000
   36                                                              Column           Column                       $8,575,000
  36A      Richardson               TX           75081             Column           Column         Fee
  36B      Richardson               TX           75081             Column           Column         Fee
   37      City of Industry         CA           91746             Column           Column         Fee           $7,800,000
   38      Tucson                   AZ           85706          Union Capital       Column         Fee           $7,300,000
   39      Santa Monica             CA           90404             CSFBMC           Column         Fee           $7,050,000
   40                                                              Column           Column                       $6,950,000
  40A      Austin                   TX           78731             Column           Column         Fee
  40B      Austin                   TX           78704             Column           Column         Fee
   41      Duncanville              TX           75116             Column           Column         Fee           $6,500,000
   42      Dallas                   TX           75231             Column           Column         Fee           $6,480,000
   45      Evanston                 IL           60201             Column           Column         Fee           $5,275,000
   46      Bakersfield              CA           93309             Column           Column         Fee           $5,250,000
   47      Jacksonville             NC           28546          Union Capital       Column         Fee           $5,250,000
   48      Detroit                  MI           48228             Column           Column         Fee           $1,570,000
   49      Detroit                  MI           48224             Column           Column         Fee           $1,365,000
   50      Detroit                  MI           48228             Column           Column         Fee           $1,305,000
   51      Detroit                  MI           48228             Column           Column         Fee             $760,000
   54      Toledo                   OH           43608             Column           Column         Fee           $4,800,000
   55      Dallas                   TX           75220             Column           Column         Fee           $4,600,000
   56      Vadnais Heights          MN           55110             Column           Column         Fee           $4,575,000
   59      Durham                   NC           27713             Column           Column         Fee           $4,200,000
   60      East Hartford            CT           06118             Column           Column         Fee           $4,170,000
   61      Belvidere                NJ           07823          Union Capital       Column         Fee           $4,150,000
   63      Humble                   TX           77338             Column           Column         Fee           $4,100,000
   65      Houston                  TX           77084             Column           Column         Fee           $4,000,000
   70      Hollister                CA           95023             CSFBMC           Column         Fee           $3,700,000
   71      Oak Forest               IL           60452             Column           Column         Fee           $3,600,000
   72      Addison                  TX           75244             Column           Column         Fee           $3,450,000
   74      Downers Grove            IL           60515             Column           Column         Fee           $3,325,000
   76      Austin                   TX           78752             Column           Column         Fee           $3,300,000
   79      Abilene                  TX           79601             Column           Column         Fee           $3,100,000
   82      Houston                  TX           77064             Column           Column         Fee           $3,060,000
   84      Louisville               CO           80027             Column           Column         Fee           $3,000,000
   86      City of Industry         CA           90601             Column           Column         Fee           $2,950,000
   91      Los Gatos                CA           95032             CSFBMC           Column         Fee           $2,750,000
   92      New York                 NY           10028             Column           Column         Fee           $2,750,000
   97      Cookeville               TN           38508             Column           Column         Fee           $2,375,000
  101      San Diego                CA           92101             Column           Column         Fee           $2,200,000
  102      Dublin                   OH           43017             Column           Column         Fee           $2,200,000
  103      Chattanooga              TN           37402             Column           Column         Fee           $2,200,000
  105      Miami                    FL           33186             Column           Column         Fee           $2,050,000
  114      Dallas                   TX           75216             Column           Column         Fee           $1,800,000
  115      Downers Grove            IL           60516             Column           Column         Fee           $1,775,000
  118      Fort Myers               FL           33912             Column           Column         Fee           $1,650,000
  121      Sulphur                  LA           70663             Column           Column         Fee           $1,620,000
  124      Philadelphia             PA           19107             Column           Column         Fee           $1,600,000
  125      Corpus Christi           TX           78418             Column           Column         Fee           $1,512,000
  131      Austin                   TX           78705             Column           Column         Fee           $1,270,000
  132      Boca Raton               FL           33498             Column           Column         Fee           $1,165,000
  135      Chicago                  IL           60628             Column           Column         Fee           $1,116,000
  136      Miami                    FL           33186             Column           Column         Fee           $1,115,000
  138      Dallas                   TX           75220             Column           Column         Fee           $1,100,000
  139      Normandy                 MO           63121             Column           Column         Fee           $1,100,000
  140      Hartford                 CT           06105             Column           Column         Fee           $1,080,000
  144      Estacada                 OR           97023             Column           Column         Fee             $975,000
  145      Olivet                   MI           49076             Column           Column         Fee             $960,000
  146      Chicago                  IL           60643             Column           Column         Fee             $951,000
  147      Saginaw                  MI           48603             Column           Column         Fee             $915,000
  149      Columbus                 OH           43235             Column           Column         Fee             $900,000
  150      Pompano Beach            FL           33064             Column           Column         Fee             $880,000
  151      Rochester                NY           14604             Column           Column         Fee             $880,000
  152      San Jose                 CA           95130             CSFBMC           Column         Fee             $860,000
  153      Chesapeake               VA           23320             Column           Column         Fee             $855,000
  154      Lighthouse Point         FL           33064             Column           Column         Fee             $840,000
  159      Austin                   TX           78757             Column           Column         Fee             $740,000
  160      Pompano Beach            FL           33064             Column           Column         Fee             $720,000
  162      Decatur                  GA           30030             Column           Column         Fee             $700,000
  163      Houston                  TX           77055             Column           Column         Fee             $630,000
  164      Santa Ana                CA           92701             CSFBMC           Column         Fee             $627,000
  166      East Hartford            CT           06108             Column           Column         Fee             $600,000
  169      Austin                   TX           78703             Column           Column         Fee             $500,000
  171      Tomball                  TX           77375             Column           Column         Fee             $500,000

                              Initial                                   Orig            Rem.                          Interest
             Cut-off         Interest       Orig          Rem.         Term to         Term to                       Calculation
             Balance           Only        Amort.        Amort.        Maturity       Maturity       Interest         (30/360/
   #           (2)             Term         Term          Term           (3)             (3)           Rate           Actual/360)
   -           ---             ----         ----          ----           ---             ---           ----           -----------
    2       $69,586,157         0           360           347            120             107          8.5400%         Actual/360
   2A
   2B
   2C
   2D
   2E
   2F
   2G
   2H
   2I
   2J
    3       $47,194,776         0           360           356            120             116           7.7100%       Actual/360
    4       $45,897,971         0           360           356            120             116           7.7200%       Actual/360
   10       $26,730,996         0           351           349            109             107           8.5400%       Actual/360
  10A
  10B
  10C
  10D
   11       $24,047,022         0           360           356            120             116           7.7500%       Actual/360
   14       $21,231,352         0           300           296            120             116           8.4700%       Actual/360
   15       $20,927,014         0           300           296            120             116           8.1300%       Actual/360
   16       $19,691,000         0           360           355            120             115           7.6700%       Actual/360
   18       $19,000,000         0            IO           IO              60             55            8.3000%       Actual/360
   19       $17,433,455        60           300           295            120             115           8.9600%       Actual/360
   20       $16,971,626         0           360           357            120             117           7.8100%       Actual/360
   21       $16,538,611         0           360           354            120             114           7.4800%       Actual/360
  21A
  21B
  21C
   22       $16,341,165         0           360           354            120             114           7.5900%       Actual/360
   24       $14,950,289         0           360           354            120             114           7.8700%       Actual/360
   28       $13,610,537         0           360           355            120             115           7.7900%       Actual/360
  28A
  28B
  28C
  28D
  28E
   29       $12,558,561         0           300           296            120             116           8.3800%       Actual/360
   30       $11,085,315         0           300           296            120             116           8.0100%       Actual/360
  30A
  30B
  30C
  30D
   32        $9,970,942         0           360           356            120             116           6.7500%       Actual/360
   33        $9,970,127         0           360           355            120             115           7.6700%       Actual/360
   35        $8,624,439         0           360           355            120             115           7.7100%       Actual/360
   36        $8,555,065         0           360           356            120             116           7.5600%       Actual/360
  36A
  36B
   37        $7,765,306         0           360           352            120             112           7.9300%       Actual/360
   38        $7,284,897         0           360           356            120             116           7.9500%       Actual/360
   39        $7,034,548         0           360           356            120             116           7.7600%       Actual/360
   40        $6,934,722         0           360           356            120             116           7.7500%       Actual/360
  40A
  40B
   41        $6,484,133         0           360           356            120             116           7.3900%       Actual/360
   42        $6,464,182         0           360           356            120             116           7.3900%       Actual/360
   45        $5,252,019         0           360           353            120             113           7.5800%       Actual/360
   46        $5,235,886         0           360           355            120             115           8.0500%       Actual/360
   47        $5,233,409         0           360           355            120             115           7.4600%       Actual/360
   48        $1,566,371         0           360           356            120             116           7.5800%       Actual/360
   49        $1,361,845         0           360           356            120             116           7.5800%       Actual/360
   50        $1,301,984         0           360           356            120             116           7.5800%       Actual/360
   51          $758,243         0           360           356            120             116           7.5800%       Actual/360
   54        $4,789,003         0           360           356            120             116           7.6100%       Actual/360
   55        $4,577,702         0           360           352            120             112           7.6200%       Actual/360
   56        $4,565,063         0           360           356            120             116           7.7900%       Actual/360
   59        $4,185,978         0           360           355            120             115           7.2500%       Actual/360
   60        $4,153,540         0           300           296            120             116           7.5300%       Actual/360
   61        $4,137,366         0           360           355            120             115           7.6000%       Actual/360
   63        $4,090,302         0           360           356            120             116           7.5000%       Actual/360
   65        $3,988,180         0           360           355            120             115           7.7100%       Actual/360
   70        $3,690,610         0           360           355            120             115           8.2500%       Actual/360
   71        $3,592,063         0           360           356            120             116           7.7400%       Actual/360
   72        $3,428,519         0           360           351            120             111           7.5000%       Actual/360
   74        $3,317,248         0           360           356            120             116           7.5500%       Actual/360
   76        $3,294,282         0           360           356             60             56            8.5000%       Actual/360
   79        $3,089,186         0           360           354            120             114           7.6900%       Actual/360
   82        $3,039,317         0           360           350            120             110           7.5200%       Actual/360
   84        $2,990,399         0           360           354            120             114           7.9900%       Actual/360
   86        $2,936,878         0           360           352            120             112           7.9300%       Actual/360
   91        $2,742,180         0           360           355            120             115           7.8500%       Actual/360
   92        $2,733,843         0           360           351            120             111           7.7500%       Actual/360
   97        $2,369,543         0           360           356            120             116           7.6000%       Actual/360
  101        $2,194,086         0           360           355            120             115           8.0500%       Actual/360
  102        $2,193,410         0           360           355            120             115           7.6600%       Actual/360
  103        $2,184,183         0           300           293            120             113           7.5700%       Actual/360
  105        $2,046,351         0           360           356            120             116           8.4200%       Actual/360
  114        $1,791,137         0           300           295            120             115           7.7200%       Actual/360
  115        $1,771,583         0           360           356            120             116           8.1800%       Actual/360
  118        $1,640,521         0           300           294            120             114           7.8000%       Actual/360
  121        $1,613,434         0           360           353            120             113           7.8500%       Actual/360
  124        $1,593,814         0           300           296            120             116           7.6300%       Actual/360
  125        $1,508,536         0           360           356            120             116           7.6100%       Actual/360
  131        $1,267,048         0           360           356            120             116           7.5600%       Actual/360
  132        $1,162,757         0           360           356            120             116           8.1800%       Actual/360
  135        $1,113,852         0           360           356            120             116           8.1800%       Actual/360
  136        $1,112,874         0           360           356            120             116           8.2100%       Actual/360
  138        $1,097,060         0           360           355            120             115           8.0700%       Actual/360
  139        $1,096,958         0           360           355            120             115           7.9500%       Actual/360
  140        $1,071,136         0           240           235            120             115           7.7600%       Actual/360
  144          $972,349         0           360           355            120             115           8.0100%       Actual/360
  145          $957,890         0           360           356            120             116           7.7500%       Actual/360
  146          $949,169         0           360           356            120             116           8.1800%       Actual/360
  147          $913,239         0           360           356            120             116           8.1800%       Actual/360
  149          $898,229         0           360           356            120             116           8.1100%       Actual/360
  150          $878,246         0           360           356            120             116           8.0700%       Actual/360
  151          $876,626         0           300           296            120             116           7.6700%       Actual/360
  152          $858,010         0           360           355            120             115           8.5600%       Actual/360
  153          $852,157         0           300           296            120             116           8.3300%       Actual/360
  154          $838,326         0           360           356            120             116           8.0700%       Actual/360
  159          $737,440         0           360           354            120             114           7.7200%       Actual/360
  160          $718,565         0           360           356            120             116           8.0700%       Actual/360
  162          $696,587         0           300           295            120             115           7.7700%       Actual/360
  163          $628,330         0           360           355            120             115           8.1000%       Actual/360
  164          $625,020         0           300           296            120             116           8.5600%       Actual/360
  166          $597,395         0           300           295            120             115           8.3400%       Actual/360
  169          $498,920         0           360           356            120             116           7.8100%       Actual/360
  171          $496,826         0           300           293            120             113           8.2000%       Actual/360

                                                                                                        Servicing
                             First                                                                         and
            Monthly         Payment                                             Defeasance               Trustee
   #        Payment           Date          ARD (4)        Defeasance           Provision                 Fees
   -        -------           ----          -------        ----------           ---------                 ----
    2       $540,643       11/1/2000         N/A              Yes          Lock/37_Def/77_0%/6           0.0525%
   2A
   2B
   2C
   2D
   2E
   2F
   2G
   2H
   2I
   2J
    3        337,556       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0725%
    4        328,597       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   10        207,681       10/1/2001         N/A              Yes          Lock/26_Def/77_0%/6           0.0525%
  10A
  10B
  10C
  10D
   11        172,655       8/11/2001     7/11/2011            Yes          Lock/28_Def/88_0%/4           0.0525%
   14        171,083       8/11/2001     7/11/2011            Yes          Lock/28_Def/85_0%/7           0.0525%
   15        163,894       8/11/2001     7/11/2011            Yes          Lock/28_Def/85_0%/7           0.0525%
   16        140,401       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   18        133,242       7/11/2001     6/11/2006            Yes          Lock/29_Def/28_0%/3           0.0525%
   19        146,380       7/11/2001     6/11/2011            Yes          Lock/29_Def/87_0%/4           0.0525%
   20        122,496       9/11/2001     8/11/2011            Yes          Lock/27_Def/88_0%/5           0.0525%
   21        115,842       6/11/2001         N/A              Yes          Lock/30_Def/84_0%/6           0.0525%
  21A
  21B
  21C
   22        115,684       6/11/2001       5/11/2011          Yes          Lock/30_Def/88_0%/2           0.0525%
   24       $108,708       6/11/2001       5/11/2011          Yes          Lock/30_Def/84_0%/6           0.0525%
   28         98,168       7/11/2001       6/11/2011          Yes          Lock/29_Def/85_0%/6           0.0525%
  28A
  28B
  28C
  28D
  28E
   29        100,442       8/11/2001       7/11/2011          Yes          Lock/28_Def/85_0%/7           0.0525%
   30         85,938       8/11/2001       7/11/2011          Yes          Lock/28_Def/88_0%/4           0.0525%
  30A
  30B
  30C
  30D
   32         64,860       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   33         71,089       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   35         61,731       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   36         60,310       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
  36A
  36B
   37         56,853       4/11/2001         N/A              Yes          Lock/32_Def/82_0%/6           0.0525%
   38         53,311       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   39         50,556       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   40         49,791       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
  40A
  40B
   41         44,960       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
   42         44,822       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   45         37,173       5/11/2001         N/A              Yes          Lock/31_Def/83_0%/6           0.0525%
   46         38,706       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   47         36,565       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   48         11,064       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   49          9,619       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   50          9,196       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   51          5,356       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   54         33,925       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
   55         32,543       4/11/2001         N/A              Yes          Lock/32_Def/82_0%/6           0.0525%
   56         32,902       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   59         28,651       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   60         30,897       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
   61         29,302       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   63         28,668       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   65         28,546       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   70         27,797       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   71         25,766       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.1225%
   72         24,123       3/11/2001         N/A              Yes          Lock/33_Def/81_0%/6           0.0525%
   74         23,363       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
   76         25,374       8/11/2001     7/11/2006            Yes          Lock/28_Def/26_0%/6           0.0525%
   79         22,080       6/11/2001         N/A              Yes          Lock/30_Def/84_0%/6           0.0525%
   82         21,438       2/11/2001         N/A              Yes          Lock/34_Def/80_0%/6           0.0525%
   84         21,992       6/11/2001         N/A              Yes          Lock/30_Def/87_0%/3           0.0525%
   86         21,502       4/11/2001         N/A              Yes          Lock/32_Def/82_0%/6           0.0525%
   91         19,892       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0525%
   92         19,701       3/11/2001         N/A              Yes          Lock/33_Def/81_0%/6           0.0525%
   97         16,769       8/11/2001         N/A              Yes          Lock/28_Def/89_0%/3           0.0525%
  101         16,220       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  102         15,624       7/11/2001         N/A              Yes          Lock/29_Def/88_0%/3           0.0725%
  103         16,358       5/11/2001         N/A              Yes          Lock/31_Def/86_0%/3           0.0525%
  105         15,647       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  114         13,560       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  115         13,248       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  118         12,517       6/11/2001         N/A              Yes          Lock/30_Def/84_0%/6           0.0525%
  121         11,718       5/11/2001         N/A              Yes          Lock/31_Def/83_0%/6           0.0525%
  124         11,959       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  125         10,686       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  131          8,932       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  132          8,695       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  135          8,329       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  136          8,345       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  138          8,125       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  139          8,033       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  140          8,873       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  144          7,161       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  145          6,878       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  146          7,098       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  147          6,829       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  149          6,673       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  150          6,500       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  151          6,601       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  152          6,649       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  153          6,787       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  154          6,205       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  159          5,286       6/11/2001         N/A              Yes          Lock/30_Def/84_0%/6           0.0525%
  160          5,318       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  162          5,297       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  163          4,667       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  164          5,074       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  166          4,767       7/11/2001         N/A              Yes          Lock/29_Def/85_0%/6           0.0525%
  169          3,603       8/11/2001         N/A              Yes          Lock/28_Def/86_0%/6           0.0525%
  171          3,926       5/11/2001         N/A              Yes          Lock/31_Def/83_0%/6           0.0525%

                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

         The Seller hereby represents and warrants that, as of the Closing Date:

         1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The execution and delivery by the Seller of, and the performance by the Seller under, this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the consummation by the Seller of the transactions herein contemplated, will not: (a) violate the Seller's organizational documents; or
(b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         3. The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         4. The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

         5. Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         6. The Seller is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         7. There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would



                                     B-1-1
be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

         8. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

         9. The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         10. The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

         11. The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

         12. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

         13. After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

         14. The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

         15. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

         16. In connection with its transfer of the Mortgage Loans to the Purchaser as contemplated herein, the Seller is receiving new value and consideration constituting at least reasonably equivalent value and fair consideration.







                                     B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

         The Purchaser hereby represents and warrants that, as of the Closing
Date:

         1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The execution and delivery by the Purchaser of, and the performance by the Purchaser under, this Agreement, and the consummation by the Purchaser of transactions herein contemplated, will not: (a) violate the Purchaser's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         3. The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         4. Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         5. The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         6. There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

         7. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been




                                     B-2-1
completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.







                                     B-2-2

                                    EXHIBIT C

        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS

                  For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case: (i) after the Seller's having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily, as applicable, mortgage lenders, and in all events as required by the Seller's underwriting standards, at the time of the Seller's origination or acquisition of the particular Mortgage Loan; and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans. Also for purposes of these representations and warranties, the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Seller or any servicer acting on its behalf.

                  The Seller hereby represents and warrants with respect to the Mortgage Loans that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, and subject to Section 18 of this Agreement:

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in November 2001.

                  2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights described on Schedule C-42 hereto or otherwise contemplated by this Agreement or the Pooling and Servicing Agreement). Subject to the completion of the names and addresses of the assignees and endorsees and any missing recording information in all instruments of transfer or assignment and endorsements and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights described on Schedule C-42 hereto or otherwise contemplated by this Agreement or the Pooling and Servicing Agreement). The sale of the

Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

                  3. Payment Record. No scheduled payment of principal and interest due under any Mortgage Loan on the Due Date in October 2001 and on any Due Date in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in October 2001 was 30 days or more delinquent, without giving effect to any applicable grace period.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (c) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group. With respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan. If the related Mortgaged Property is a residential cooperative property, then the related Mortgage is superior to any lien against the related Mortgaged Property securing any and all other debts of and to the subject cooperative entity. The related assignment of the Mortgage for each Mortgage Loan, executed and delivered in favor of the Trustee, is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

                  5. Assignment of Leases. The Mortgage File contains an assignment of leases and rents (an "Assignment of Leases"), either as a separate instrument or incorporated into the related Mortgage, which establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein, except that a license may have been granted to the related Borrower to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

                  6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the Seller since [SPECIFY DATE AS OF WHICH MORTGAGE FILES WERE DELIVERED TO B-PIECE BUYER]. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

                  7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth on Schedule C-7A or in an engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance); provided that, if no engineer or architect physically visited the related Mortgaged Property in connection with preparing and delivering such engineering report, then the representation and warranty made in this sentence shall not be qualified by "to the Seller's knowledge". As of origination of such Mortgage Loan there was no proceeding pending, and subsequent to such date, the Seller has not received actual notice of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. If any of the engineering reports referred to above in this Paragraph 7 revealed any material damage or material deferred maintenance, then one of the following is true: (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan. As of the date of the origination of each Mortgage Loan, except as set forth on Schedule C-7B: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

                  8. Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, the Seller has made no claims thereunder and, to the Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. The Seller has not, and to the Seller's actual knowledge, no prior holder of the related Mortgage has, done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

                  9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. If the related Mortgage Loan Documents include any requirements regarding (a) the completion of any on-site or off-site improvements and (b) the disbursement of any funds escrowed for such purpose, and if those requirements were to have been complied with on or before the Closing Date, then such requirements have been complied with in all material respects or such funds so escrowed have not been released except to the extent specifically provided by the related Mortgage Loan Documents.

                  10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Mortgage Loan, together with applicable state law, contains customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions for commercial Mortgage Loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except for such fees and expenses (all of which are the obligation of the related Borrower under the related Mortgage Loan Documents) as would be payable in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

                  12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12(Ab/LBP) (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials and lead-based paint) and Schedule C-12(TS) (as to which a transaction screen meeting the requirements of the American Society for Testing and Materials (a "Transaction Screen") was performed), (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and, except with respect to the Mortgaged Properties identified on Schedule C-12(NU), thereafter updated such that, except as set forth on Schedule C-12(OLD), such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and
(c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(MV), one or more of the following are true--(A) one or more parties not related to or including the related Borrower and collectively having financial resources reasonably estimated to be adequate to cure the subject violation in all material respects, were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(EI) and insured under a policy of insurance subject to reasonable per occurrence and aggregate limits and a reasonable deductible, against certain losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to the Seller in connection with the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage Loan Documents for each Mortgage Loan require the related Borrower to comply in all material respects with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any affirmative action which would cause the Mortgaged Property securing any Mortgage Loan not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Borrower represents and warrants in the related Mortgage Loan documents generally to the effect that, except as set forth in certain specified environmental reports and to the Borrower's knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. Unless the related Mortgaged Property is identified on Schedule C-12(EI), the related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

                  13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. The Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

                  14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, and except as otherwise set forth on Schedule C-14(a), all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except in the case of the Mortgaged Properties identified on Schedule C-14(b) hereto, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If, based solely on a flood zone certification or a survey of the related Mortgaged Property, any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, then a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and, to the Seller's actual knowledge, all such insurance is in full force and effect. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties and seismic insurance to the extent any Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in same area or earthquake zone. If the Mortgaged Property for any Mortgage Loan is located in Florida or within 25 miles of the coast in Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, then such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and
(ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property. If any Mortgaged Property is, to the Seller's knowledge, a materially non-conforming use or structure under applicable zoning laws and ordinances, then, in the event of a material casualty or destruction, one or more of the following is true: (i) such Mortgaged Property may be restored or repaired to materially the same extent of the use or structure at the time of such casualty; (ii) such Mortgaged Property is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial mortgage lenders; or (iii) the amount of hazard insurance currently in place and required by the related Mortgage Loan Documents would generate proceeds sufficient to pay off the subject Mortgage Loan. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). With respect to each Mortgage Loan, the related Mortgage Loan Documents require that the related Borrower or a tenant of such Borrower maintain insurance as described above or permit the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan Documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan Documents may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To the Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

                  15. Taxes and Assessments. As of the date of origination of the subject Mortgage Loan or November 11, 2000, whichever is later, there were no (and, to the Seller's actual knowledge, as of the Closing Date, there are no) delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

                  16. Borrower Bankruptcy. No Mortgaged Property securing a Mortgage Loan is the subject of, and no Borrower under a Mortgage Loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

                  17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or a representation of the related Borrower at the time of origination of the subject Mortgage Loan, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, except as described on Schedule C-17, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

                  18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in the subject real property (the "Fee Interest"), then:

                  (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

                  (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances, and such Ground Lease provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

                  (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

                  (d) The Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease, and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

                  (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                  (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty (20) years beyond the end of the amortization term of such Mortgage Loan;

                  (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

                  (i) Except as described on Schedule C-18(i), under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any casualty insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon. Under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law) and subject to any rights to require the improvements to be rebuilt;

                  (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan;

                  (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

                  (l) Such Ground Lease provides that it may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns.

                  19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

                  20. Advancement of Funds. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or a tenant at or the property manager of the related Mortgaged Property), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

                  21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, except as identified on Schedule C-21, provides for interest-only payments without principal amortization for more than six months or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue, may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and
(b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

                  22. Legal Proceedings. To the Seller's knowledge, as of origination of the Mortgage Loan, there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any guarantor to the extent a reasonably prudent commercial or multifamily, as applicable, mortgage lender would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations.

                  23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23 and except for Mortgage Loans secured by residential cooperative properties, none of the Mortgage Loans permits the related Mortgaged Property or any direct controlling equity interest in the related Borrower to be encumbered by any mortgage lien or, in the case of a direct controlling equity interest in the related Borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject Mortgage Loan or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, as of origination of the subject Mortgage Loan, and to the Seller's actual knowledge, as of the Closing Date, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, no Mortgaged Property securing the subject Mortgage Loan is encumbered by any other mortgage liens (other than Permitted Encumbrances) and no direct controlling equity interest in the related Borrower is encumbered by a lien to secure any other debt. Except in the case where the related Mortgaged Property is a residential cooperative property, the related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees, or would permit the subject mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

                  24. No Mechanics' Liens. To the Seller's knowledge, as of the origination of the Mortgage Loan, and, to the Seller's actual knowledge, as of the Closing Date: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

                  25. Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

                  26. Licenses and Permits. To the extent required by applicable law, and except as identified on Schedule C-26, each Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

                  27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

                  28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28A, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price (in an amount that is, except as otherwise set forth on Schedule C-28B, at least equal to 125% of the allocated loan amount for the released property or parcel) and prepayment consideration in connection therewith or (iii) the delivery of substitute real estate collateral. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted pursuant to the terms of any Mortgage Note or Mortgage will constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2).

                  29. Defeasance. With respect to any Mortgage Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note or Mortgage provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by the Borrower of all related reasonable fees, costs and expenses as set forth below; if the Borrower would continue to own assets in addition to the defeasance collateral, requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires counsel to provide a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage Loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To the Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, except as set forth on Schedule C-29, the related Mortgage Loan Documents provide that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $19,900,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

                  30. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                  31. Inspection. Except as set forth on Schedule C-31, the Seller, an affiliate of the Seller, or a correspondent in the conduit funding program of the Seller, inspected, or caused the inspection of, each Mortgaged Property securing a Mortgage Loan within twelve (12) months of the Closing Date.

                  32. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

                  33. Due-on-Sale. The Mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Borrower, is transferred or sold, other than by reason of: (i) if the related Mortgaged Property is a residential cooperative property, transfers of stock of the Borrower in connection with the assignment of a proprietary lease for an apartment unit in the related Mortgaged Property by a tenant-shareholder of the Borrower to other persons who by virtue of such transfers become tenant-shareholders in the Borrower; and (ii) in the case of other types of Mortgaged Properties, family and estate planning transfers, transfers of less than a controlling interest in the Borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans, transfers among co-Borrowers or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan. Except in the case where the related Mortgaged Property is a residential cooperative property, the related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the related Mortgage for all actions requiring such consent or approval under the related Mortgage, including the cost of counsel opinions relating to REMIC or other securitization and tax issues or require the payment of a specified fee or fees, including a 1% assumption fee that would be applied to pay such fees and expenses.

                  34. Single Purpose Entity. Except in cases where the related Mortgaged Property is a residential cooperative property and, further, except as otherwise described on Schedule C-34 hereto, each Mortgage Loan with an original principal balance over $5,000,000.00 requires the related Borrower to be, at least for so long as the Mortgage Loan is outstanding, and to the Seller's actual knowledge, the related Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such

Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan Documents, substantially to the effect that such Borrower (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and
(iv) holds itself out as being a legal entity, separate and apart from any other person. In addition, each Mortgage Loan with a Cut-off Date Principal Balance of $20,000,000 or more, except in cases where the related Mortgaged Property is a residential cooperative property and, further, except as set forth on Schedule C-34, the related Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis; hold itself out as being a legal entity, separate and apart from any other person, and such organizational documents further provide substantially to the effect that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the consent of an independent director or member or the unanimous consent of all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. Except in cases where the related Mortgaged Property is a residential cooperative property, the Seller has obtained, with respect to each Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more, in connection with its origination or acquisition thereof, a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To the Seller's actual knowledge, each Borrower has fully complied with the requirements of the related Mortgage Note and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more that is a single member limited liability company, provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence, and the Seller has obtained, in connection with its origination or acquisition of the subject Mortgage Loan, an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

                  35. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

                  36. Tax Parcels. Except as described on Schedule C-36 of this Agreement, each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

                  37. ARD Loans. Except as described on Schedule C-37, each Mortgage Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two
(2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

                  38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators and all Borrower-owned furniture, fixtures and equipment material to the operation and use of the Mortgaged Property as presently operated, and if such Mortgaged Property is a hotel operated by the related Borrower, then such personal property constitutes such portion of the material personal property required to operate the Borrower's business as the Seller considered appropriate in light of its underwriting standards; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien and security interest on the property described therein (subject to the exceptions set forth in Paragraph 13 above), which lien/security interest shall, in the case of (i) elevators at all Mortgaged Properties having the same and (ii) all Borrower-owned furniture, fixtures and equipment at Borrower operated hotel properties, be a first priority lien/security interest except for certain personal property subject to purchase money security interests and personal property leases. In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by the Seller in blank which the Purchaser or Trustee, as applicable, or its designee is authorized to complete and to file in the filing office in which such financing statement was filed. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

                  39. Disclosure to Environmental Insurer and Other Matters. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

                  (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

                  (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then: (x) all premiums for such insurance have been paid; (y) such insurance is in full force and effect; and (z) (i) an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint ("LBP") (in the case of a multifamily property built prior to 1978), asbestos containing materials ("ACM") (in the case of any property built prior to 1985) and radon gas ("RG") (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then, except as otherwise described on Schedule C-39, (A) the related Borrower was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) the related Mortgage Loan documents require the related Borrower to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan. If the Mortgage Loan is listed on Schedule C-12(EI) and the environmental insurance for such Mortgage Loan is not a secured creditor policy but was required to be obtained by the Borrower, then the holder of the Mortgage Loan is entitled to be an additional insured under such policy, all premiums have been paid, such insurance is in full force and effect and, to the Seller's knowledge, the Borrower has made the disclosures and complied with the requirements of clauses
(a) and (b) of this Paragraph 39.

                  40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treas. Reg. Section 1.860G-1(b)(2).

                  41. Operating Statements. Except for the Mortgage Loans with an initial principal balance less than $3,000,000, which may only require annual statements, and except as set forth on Schedule C-41, each Mortgage Loan requires the Borrower, in some cases only at the request of the holder of the related Mortgage, to provide the owner or holder of the related Mortgage with at least quarterly and annual operating statements, rent rolls (if there is more than one tenant) and related information (except in cases where the related Mortgaged Property is a residential cooperative property) and annual financial statements, which annual financial statements with respect to each Mortgage Loan with an original principal balance greater than $20 million shall be audited (or prepared and certified) by an independent certified public accountant upon the request of the holder of the related Mortgage.

                  42. Servicing Rights. Except as set forth on Schedule C-42 or as otherwise contemplated in this Agreement or the Pooling and Servicing Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

                  43. Recourse. Each Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property) is non-recourse; provided that, except as described on Schedule C-43 or for Mortgage Loans with a Cut-off Date Principal Balance of less than $5,000,000, the Borrower and either a principal of the Borrower or other individual guarantor, with assets other than any interest in the Borrower, is liable in the event of (i) fraud or material misrepresentation, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards or tenant security deposits, (iii) violation of applicable environmental laws or breaches of environmental covenants or (iv) the filing of a voluntary bankruptcy or insolvency proceeding by the Borrower; and provided, further, that, with respect to clause (iii) of the preceding proviso, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

                  44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

                  45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

                  46. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

                  47. Originator's Authorization To Do Business. To the extent required under applicable law, as of the Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of each Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located, except where the failure to be so authorized does not adversely affect the enforceability of such Mortgage Loan.

                  48. No Fraud In Origination. In the origination of the Mortgage Loan, neither the originator nor any employee or agent of the Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To the Seller's actual knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property.

                  49. Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; to the Seller's knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

                  50. Jurisdiction of Organization. Each Borrower under a Mortgage Loan was organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

                  51. Borrower Concentration. Except as otherwise specified on Schedule C-51, no single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Mortgage Loans with a Cut-off Date Principal Balance of $50,000,000 or more.

                  52. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser.

                  53. Access. The Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

                                  SCHEDULE C-6

Amendments to Richardson Industrial Portfolio and Alexandria Roselle Street Portfolio are included in the Mortgage Files but were executed after [DATE].

                                  SCHEDULE C-7A

None.

                                  SCHEDULE C-7B

None.

                              SCHEDULE C-12(AB/LBP)

In the case of the mortage loans identified as 1020 Crystal Lake Drive, 1060 Crystal Lake Drive, 1102 & 1106 South Pacific Avenue, 1595-1597 Second Avenue, 2131 NE 41st Street, Andrea Lane Commercial Center, Bay Bluff Apartments, Beacon Hill Apartments, Brookside Business Center, 280 Collins Street, Country Square Shopping Center, East End Apartments, Fair Oaks Apartments, InSite Chicago/Halstead, InSite Chicago - Blockbuster Video, InSite Downers Grove, InSite Palm Beach - Blockbuster Video, InSite Saginaw (Blockbuster Building), Kings Meadow Center, Knell's Ridge Plaza, La Maison Apartments, Lulen Apartments, Mountain View Mobile Estates, Northstream Manor Apartments, Shannon Apartments, Sherwood Forest Shopping Center, Sulphur Plaza Shopping Center, Terrace Hills Apartments, Timberwood Apartments, Tomshir Apartments, Westchester Apartments and Westgate Professional Center, the properties were assessed for asbestos, lead-based paint and radon, and environmental insurance in the form of secured creditor impaired property was obtained in lieu of a Phase I environmental assessment.

                                SCHEDULE C-12(TS)

None.

                                SCHEDULE C-12(NU)

None.

                               SCHEDULE C-12(OLD)

None.

                                SCHEDULE C-12(MV)

None.

                                SCHEDULE C-12(EI)

None.

                                SCHEDULE C-14(A)

None.

                                SCHEDULE C-14(B)

None.

                                  SCHEDULE C-17

None.

                                SCHEDULE C-18(I)

None.

                                  SCHEDULE C-21

None.

                                  SCHEDULE C-23

1. In the case of the mortgage loan identified as Rivergate Station, the principals of the related borrower are permitted to incur up to $1,500,000 in indebtedness which may be secured by membership interests in the borrower. It is a condition to the incurrence of such future subordinate indebtedness that, at the time the subordinate indebtedness is first incurred, the combined debt service coverage ratio of the subject mortgage loan and the related subordinate loan be no less than 1.25x and the loan-to-value ratio of the subject mortgage loan and the related subordinate loan be not more than 80%. It is a further condition to the incurrence of such future subordinate debt that the holder of the subordinate debt execute an intercreditor agreement satisfactory to the holder of the subject mortgage loan, which agreement would under certain circumstances permit the subordinate lender to foreclose the pledged ownership interest in the borrower.

2. In the case of the mortgage loan identified as Windsor Wichita Portfolio, the principal of the related borrower was permitted to obtain mezzanine debt in the amount of $3,000,000 from Nichimen America Capital Corp., secured by 100% of the ownership interests in the related borrower. The holder of the mezzanine debt has entered into an intercreditor agreement with the lender, which gives cure rights to the mezzanine lender and permits the mezzanine lender, under limited circumstances, to exercise remedies against the collateral for the mezzanine loan. The mezzanine lender has also agreed not to take any action enforcing its rights against the equity collateral unless the senior loan is paid in full, the borrower under the senior loan effectuated a defeasance or if permitted by the senior lender.

                                  SCHEDULE C-26

None.

                                 SCHEDULE C-28A

None.

                                 SCHEDULE C-28B

In the case of the mortgage loan identified as the Richardson Industrial Portfolio, individual properties may be released from the deed of trust upon payment of 110% of the allocated loan amount for the released property, rather than 125%.

                                  SCHEDULE C-29

None.

                                  SCHEDULE C-31

None.

                                  SCHEDULE C-33

1. In the case of the mortgage loan identified as Richardson Industrial Portfolio, a $50,000 assumption fee is required, rather than a 1% assumption fee.

2. In the case of the mortgage loan identified as Rivergate Station, a 0.5% assumption fee is required if the loan is assumed by the mezzanine lender, and a 1% assumption fee is required for other transfers.

3. In the case of the mortgage loan identified as Macomb Mall, a 0.5% assumption fee is required for the first transfer, and a 1% assumption fee is required for subsequent transfers.

4. In the case of the mortgage loan identified as Alexandria Roselle Street Portfolio, a 0.5% assumption fee is required.

                                  SCHEDULE C-34

1. In the case of the mortgage loan identified as 12820 & 12860 Crossroads Parkway, the Borrower, which is a general partnership, is not a single purpose entity and the loan amount exceeds $5,000,000.

2. In the case of the mortgage loans identified as Alexandria Roselle Street Portfolio and One Sugar Creek Place, the SPE provisions do not expressly require Borrower to prepare separate tax returns.

3. In the case of the mortgage loan identified as Macomb Mall, although Borrower does not itself have an independent director, an independent director is contained in the organizational structure. Borrower is owned by Macomb Mall Associates Limited Partnership and Macomb Mall SPE, Inc. Macomb Mall SPE, Inc. is the manager of Borrower and has an independent director.

                                  SCHEDULE C-36

None.

                                  SCHEDULE C-37

In the case of the mortgage loan identified as 1101 Camino La Costa Dr., the Anticipated Repayment Date of the loan is five years, not seven years or more.

                                  SCHEDULE C-39

None.

                                  SCHEDULE C-41

1. In the case of the mortgage loan identified as Alexandria Roselle Street Portfolio, Borrower does not prepare separate audited financial statements. Borrower must submit unaudited financial statements together with audited financial statements for the guarantor, Alexandria Real Estate Equities, Inc. Lender may require Borrower's separate audited financial statements during any Event of Default.

2. In the case of the mortgage loan identified as 900 F Street, the loan documents do not require that the annual financial statements be auditied by an independent certified public accountant. Instead, such financial statements must be prepared in accordance with generally accepted accounting principles and must be certified by the CFO or general partner of Borrower.

3. In the case of the mortgage loan identified as Rosslyn Marriott Residence Inn, audited financial statements are not required.

4. In the case of the mortgage loans identified as One Sugar Creek Place and Macomb Mall, audited financial statements are not required except that the cash flow statement required by the cash management agreement must be audited.

                                  SCHEDULE C-42

None.

                                  SCHEDULE C-43

1. In the case of the mortgage loans identified as 900 F Street, Alliance GT-3, Ashley Park Apartments, Dupont Circle Marriott Residence Inn and One Sugar Creek Place, the respective non-recourse guarantors are not expressly made liable for willful misconduct.

2. In the case of the mortgage loans identified as Waddington North America, Alliance GT-4, Alliance GT-3, and Alexandria Roselle Street Portfolio, the respective non-recourse guarantors are not individuals.

3. In the case of the mortgage loan identified as One Montgomery Street, there is no non-recourse guarantor.

4. In the case of the mortgage loans identified as 850-888 Washington Street, 12820 & 12860 Crossroads Parkway, Alliance GT-4, Alliance GT-3, Rivergate Station, Windsor at Barclay Square, Windsor at Woodgate, Windsor at Eastborough, Raytheon Office Complex, 1840 Oak Avenue and Crossroads Shopping Center, neither the borrower nor the non-recourse guarantor is liable in the event of voluntary bankruptcy.

5. In the case of the mortgage loans identified as Rosslyn Marriot Residence Inn, Dupont Circle Marriott Residence Inn, Campbell Square and Spring Creek, although the borrower is liable in the event of voluntary bankruptcy, the non-recourse guarantor is not.

                                  SCHEDULE C-51

In the case of the mortgage loans identified as Alliance GT-4 and Alliance GT-3, the Borrower, or a group of affiliated Borrowers, is the obligor on mortgage loan(s) in excess of $50,000,000.

                                  EXHIBIT D-1A

                      FORM OF CERTIFICATE OF THE SECRETARY
                     OR AN ASSISTANT SECRETARY OF THE SELLER

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CKN5

               CERTIFICATE OF SECRETARY OF COLUMN FINANCIAL, INC.

                  I, _____________, hereby certify that I am a duly appointed Assistant Secretary of Column Financial, Inc. ("Column"), a Delaware corporation, and further certify as follows:

                  1. Attached hereto as Exhibit A are true and correct copies of the Certificate of Incorporation and By-Laws of Column, which Certificate of Incorporation and By-Laws are, on the date hereof, and have been at all times since the formation of Column, in full force and effect.

                  2. Attached hereto as Exhibit B are the resolutions of the board of directors of Column (the "Resolutions"). The Resolutions have not been amended, modified, annulled or revoked since they were adopted, and are in full force and effect as of the date hereof, and the instruments authorized in the Resolutions were executed pursuant thereto and in compliance therewith.

                  3. Attached hereto as Exhibit C is a certificate of good standing of Column issued by the Secretary of State of the State of Delaware within ten (10) days of the date hereof, and no event (including, without limitation, any act or omission on the part of Column) has occurred since the date thereof which has affected the good standing of Column under the laws of the State of Delaware.

                  4. Each person who, as an officer or representative of Column, signed the Mortgage Loan Purchase Agreement dated as of November 1, 2001, between Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC") and Column (the "Mortgage Loan Purchase Agreement"), the Indemnification Agreement dated as of November 1, 2001 (the "Indemnification Agreement"), between Column, CSFBMSC and Credit Suisse First Boston Corporation, as representative of the Underwriters and as initial purchaser of the Privately Offered Certificates, or any other document or certificate delivered by or on behalf of Column prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement and the Indemnification Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such persons appearing on any such document are their genuine signatures.

                  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]



                                     D-1A-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of November __, 2001.



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:
















                                     D-1A-2

                                    EXHIBIT A

       CERTIFICATE OF INCORPORATION AND BY-LAWS OF COLUMN FINANCIAL, INC.



















                                     D-1A-3

                                    EXHIBIT B

                      RESOLUTIONS OF COLUMN FINANCIAL, INC.
















                                     D-1A-4

                                    EXHIBIT C

             CERTIFICATE OF GOOD STANDING OF COLUMN FINANCIAL, INC.
















                                     D-1A-5

                                  EXHIBIT D-1B

                        FORM OF CERTIFICATE OF THE SELLER

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CKN5

                      CERTIFICATE OF COLUMN FINANCIAL, INC.

                  In connection with the execution and delivery by Column Financial, Inc. ("Column") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), as purchaser, and Column, as seller, and that certain Indemnification Agreement dated as of November 1, 2001 (the "Indemnification Agreement and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), between Column, CSFBMSC and Credit Suisse First Boston Corporation, as representative of the Underwriters and as initial purchaser of the Privately Offered Certificates, the undersigned hereby certifies that (i) the representations and warranties of Column in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) Column has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

                  Certified this day      of November, 2001.


                                       COLUMN FINANCIAL, INC.


                                       By: ___________________________________
                                           Name:
                                           Title:
















                                     D-1B-1

                                  EXHIBIT D-2A

               FORM OF OPINION OF IN-HOUSE COUNSEL TO THE SELLER,
                            PURSUANT TO SECTION 7(VI)

                                November 13, 2001

To the Parties Listed on Annex A hereto

                  Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5

Ladies and Gentlemen:

         I am a Vice President and Counsel of Credit Suisse First Boston Corporation ("CSFB") and have acted as special counsel to Column Financial, Inc. (the "Mortgage Loan Seller") in connection with certain matters relating to: (i) the Mortgage Loan Seller's sale to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") of certain multifamily and commercial mortgage loans pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of November 1, 2001, by and between the Depositor and the Mortgage Loan Seller, and (ii) the Mortgage Loan Seller's providing indemnities to the Depositor, CSFB, McDonald Investments Inc. ("McDonald") and Lehman Brothers Inc. ("Lehman"), pursuant to the Indemnification Agreement (the "Indemnification Agreement"), dated as of November 1, 2001, by and among the Mortgage Loan Seller, the Depositor and CSFB, on behalf of itself and as representative of McDonald and Lehman. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Mortgage Loan Purchase Agreement.

         In rendering the opinions set forth below, I have examined and relied upon originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Indemnification Agreement and the Mortgage Loan Purchase Agreement (together, the "Agreements"), and such certificates, corporate records and other documents, agreements, instruments and opinions, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In connection with such examination, I have assumed the genuineness of all signatures (other than with respect to the Mortgage Loan Seller), the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens and the authenticity of the originals of such documents, agreements and instruments submitted to me as copies or specimens and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed, to the extent such matters do not constitute legal conclusions upon which I have been asked to opine. As to any facts material to such opinions that were not known to me, I have relied upon statements, certificates and representations of officers and other representatives of the Depositor and the Mortgage Loan Seller and of public officials.





                                     D-2A-1

         Based upon and subject to the foregoing, I am of the opinion that:

                  1. The Mortgage Loan Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite power and authority to execute and deliver the Agreements and to perform its obligations thereunder.

                  2. The execution, delivery and performance of the Agreements have been duly authorized by the Mortgage Loan Seller and the Agreements have been duly executed and delivered by the Mortgage Loan Seller.

                  3. The execution and delivery by the Mortgage Loan Seller of the Agreements, the performance by the Mortgage Loan Seller of its obligations under the Agreements and the consummation by the Mortgage Loan Seller of the transactions therein contemplated, do not conflict with or result in a breach or violation of the Mortgage Loan Seller's organizational documents or, to my knowledge, conflict with or result in a breach or violation of any material indenture, agreement or instrument to which the Mortgage Loan Seller is a party or by which it or any of its property is bound, or any judgment, decree or order applicable to the Mortgage Loan Seller, of any New York State or federal court, regulatory body, administrative agency or other governmental authority, other than potential conflicts, breaches or violations which individually and in the aggregate are not reasonably expected to have a material adverse effect on the ability of the Mortgage Loan Seller to enter into and perform its obligations under the Agreements.

                  4. To my knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Mortgage Loan Seller (a) asserting the invalidity of any of the Agreements, (b) seeking to prevent the consummation of any of the transactions contemplated by the Agreements or (c) which could reasonably be expected to materially and adversely affect the performance by the Mortgage Loan Seller of its obligations under, or the validity or enforceability (with respect to the Mortgage Loan Seller) of, the Agreements. For purposes of the opinion set forth in this paragraph, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has overtly threatened in writing to the Mortgage Loan Seller a present intention to initiate such proceedings.

         I am a member of the Bar of the State of New York and the opinions set forth above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (in each case without regard to conflicts of laws principles). I am not licensed to practice law in the State of Delaware, and the opinions in paragraphs (1) and (2) above as to the Delaware General Corporation Law are based solely on standard compilations of the official statutes of Delaware. I express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this letter.

         This letter is limited to the matters specifically addressed herein, and I express no opinion as to any other matters relating to, or which may arise in connection with, the consummation of the transaction contemplated by the Agreements.



                                     D-2A-2

         I am furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose.


                                          Very truly yours,









                                     D-2A-3

                                     Annex A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010-3629

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

Column Financial, Inc.
3414 Peachtree Road, N.E.
Suite 1140
Atlanta, Georgia  30326

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio  44114

Lehman Brothers Inc.
101 Hudson
Jersey City, New Jersey  07302

Wells Fargo Bank Minnesota, N.A.
45 Broadway--12th Floor
New York, New York  10006

National Consumer Cooperative Bank
1725 Eye Street, N.W.
Washington, D.C.  20006

KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street--Suite 1500
Kansas City, Missouri  64105

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007




                                     D-2A-4

                                  EXHIBIT D-2B

                 FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD,
                           PURSUANT TO SECTION 7(VII)

                                November 13, 2001

Credit Suisse First Boston         Wells Fargo Bank Minnesota, N.A.
  Mortgage Securities Corp.        45 Broadway, 12th Floor
11 Madison Avenue                  New York, New York 10006
New York, New York  10010

Credit Suisse First Boston         Moody's Investors Service, Inc.
  Corporation                      99 Church Street
11 Madison Avenue                  New York, New York  10008
New York, New York 10010

McDonald Investments Inc.          Standard & Poor's Ratings Services,
800 Superior Avenue                a Division of The McGraw-Hill Companies, Inc.
Cleveland, Ohio  44114             55 Water Street
                                   New York, New York  10041

Lehman Brothers Inc.               National Consumer Cooperative Bank
101 Hudson                         1725 Eye Street N.W.
Jersey City, New Jersey  07302     Washington, D.C.  20006



                  Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5

Ladies and Gentlemen:

                  We have acted as special counsel to Column Financial, Inc. ("Column") with respect to certain matters in connection with the sale by Column, and the purchase by Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), of a segregated pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "Agreement"), between Column and CSFBMSC.

                  This opinion letter is being provided to you pursuant to
Section 7(vii) of the Agreement. Capitalized terms that are used, but not defined, herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Agreement.

                  For purposes of this opinion letter, we have reviewed the Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained




                                     D-2B-1
in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

                  In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the Agreement and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) except to the extent expressly addressed by our opinions below, the power and authority of all parties to the Agreement to enter into, perform under and consummate the transactions contemplated by the Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreement by the parties thereto, (ix) except to the extent expressly addressed by our opinions below, the constitution of the Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreement, as expressed therein.

                  Our opinions set forth below with respect to the enforceability of the Agreement or any particular right or obligation under the Agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law;
(3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive
(i) the application of any federal, state or local statute, rule or regulation,
(ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the



                                     D-2B-2

State of New York; (4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of the Agreement that purports or is construed to provide indemnification with respect to securities law violations.

                  In rendering this opinion letter, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to (i) the tax, securities or "doing business" laws of any particular jurisdiction, including, without limitation, the State of New York, or (ii) any law, rule or regulation to which Column may be subject as a result of any other person's or entity's legal or regulatory status or any such other person's or entity's involvement in the transactions contemplated by the Agreement. Furthermore, we do not express any opinion with respect to any matter not expressly addressed below.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Agreement constitutes a valid, legal and binding agreement of Column, enforceable against Column in accordance with its terms.

                  2. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by Column of the transactions contemplated by the Agreement, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  3. Column's execution, delivery and performance of the Agreement will not in any material respect conflict with or result in a material violation of any federal or State of New York statute or regulation of general applicability in transactions of the type contemplated by the Agreement.

                  The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the closing of Column's sale of the Mortgage Loans to CSFBMSC, pursuant to the Agreement, and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.




                                        Very truly yours,



                                     D-2B-3

                                  EXHIBIT D-2C

                 FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD,
                           PURSUANT TO SECTION 7(VIII)

                                November 13, 2001

Credit Suisse First Boston      Wells Fargo Bank Minnesota, N.A.
  Mortgage Securities Corp.     45 Broadway, 12th Floor
11 Madison Avenue               New York, New York 10006
New York, New York  10010

Credit Suisse First Boston      Moody's Investors Service, Inc.
   Corporation                  99 Church Street
11 Madison Avenue               New York, New York  10008
New York, New York 10010


McDonald Investments Inc.       Standard & Poor's Ratings Services,
800 Superior Avenue                a division of The McGraw-Hill Companies, Inc.
Cleveland, Ohio  44114          55 Water Street
                                New York, New York  10041

Lehman Brothers Inc.
101 Hudson
Jersey City, NJ  07302

                  Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5

Ladies and Gentlemen:

                  We have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), Column Financial, Inc. ("Column") and Credit Suisse First Boston Mortgage Capital LLC ("CSFBMC") with respect to certain matters in connection with the following transactions (collectively, the "Transactions"):

                  (i) the sale by CSFBMC, and the purchase by Column, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "CSFBMC Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "CSFBMC Mortgage Loan Purchase Agreement"), between CSFBMC as seller and Column as purchaser (such Transaction, the "CSFBMC Sale");

                  (ii) the sale by Column, and the purchase by the Depositor, of the CSFBMC Mortgage Loans and certain other multifamily and commercial mortgage loans (the CSFBMC Mortgage Loans and such other mortgage loans, collectively, the "Column Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement, dated as of November 1, 2001 (the



                                     D-2C-1

         "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser (such Transaction, the "Column Sale");

                  (iii) the sale by KeyBank National Association ("KeyBank"), and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (collectively, the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser (such Transaction, the "KeyBank Sale");

                  (iv) the sale by National Consumer Cooperative Bank ("NCB"), and the purchase by the Depositor, of a third segregated pool of multifamily and commercial mortgage loans (collectively, the "NCB Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "NCB Mortgage Loan Purchase Agreement"), between NCB as seller and the Depositor as purchaser (such Transaction, the "NCB Sale");

                  (v) the sale by NCB Capital Corporation ("NCBCC"), and the purchase by the Depositor, of a fourth segregated pool of multifamily and commercial mortgage loans (collectively, the "NCBCC Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "NCBCC Mortgage Loan Purchase Agreement"), between NCBCC as seller and the Depositor as purchaser;

                  (vi) the creation of a commercial mortgage trust (the "Trust"), and the issuance of an aggregate $1,072,782,114 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5 (the "Certificates"), consisting of 23 classes designated Class A-X, Class A-CP, Class A-Y, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class A-X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class V, pursuant to the Pooling and Servicing Agreement dated as of November 12, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage ("KeyCorp") and NCB, as master servicers, KeyCorp and NCB, as special servicers, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee");

                  (vii) the transfer of the Column Mortgage Loans, the KeyBank Mortgage Loans, the NCB Mortgage Loans and the NCBCC Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor (such Transaction, the "Transfer to the Trust");

                  (viii) the sale by the Depositor, and the purchase by Credit Suisse First Boston Corporation ("CSFB Corporation"), McDonald Investments Inc. and Lehman Brothers Inc. (collectively, in such capacity, the "Underwriters") of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to the Underwriting Agreement dated as of November 1, 2001 (the "Underwriting Agreement"), between the Depositor and CSFB Corporation, as representative of the Underwriters; and



                                     D-2C-2

                  (ix) the sale by the Depositor, and the purchase by CSFB Corporation (in such capacity, the "Initial Purchaser") of the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class V Certificates (collectively, the "Privately Offered Certificates" and, collectively with the Publicly Offered Certificates, the "Offered Certificates"), pursuant to the Certificate Purchase Agreement dated as of November 1, 2001 (the "Certificate Purchase Agreement"), between the Depositor and the Initial Purchaser.

                  The Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the CSFBMC Mortgage Loan Purchase Agreement, the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the NCB Mortgage Loan Purchase Agreement and the NCBCC Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

                  We have been asked by our clients to provide our opinion to you as to whether:

                  (i) in connection with any bankruptcy proceedings instituted by or on behalf of CSFBMC under the Federal Bankruptcy Code, as amended (Title 11 of the United States Code)(the "Bankruptcy Code"), the CSFBMC Sale would be treated by a court as a true sale of the CSFBMC Mortgage Loans from CSFBMC to Column rather than as a loan secured by the CSFBC Mortgage Loans, such that the CSFBMC Mortgage Loans would not, on such basis, constitute property of CSFBMC's estate under Section 541(a)(1) of the Bankruptcy Code or property of CSFBMC subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of CSFBMC in such a proceeding;

                  (ii) in connection with any bankruptcy proceedings instituted by or on behalf of Column under the Bankruptcy Code, the Column Sale would be treated by a court as a true sale of the Column Mortgage Loans from Column to the Depositor rather than as a loan secured by the Column Mortgage Loans, such that the Column Mortgage Loans would not, on such basis, constitute property of Column's estate under Section 541(a)(1) of the Bankruptcy Code or property of Column subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of Column in such a proceeding; and

                  (iii) in connection with any bankruptcy proceedings instituted by or on behalf of the Depositor under the Bankruptcy Code, the Transfer to the Trust would be treated by a court as an absolute transfer of the Mortgage Loans from the Depositor to the Trust rather than as a loan secured by the Mortgage Loans, such that the Mortgage Loans would not, on such basis, constitute property of the Depositor's estate under Section 541(a)(1) of the Bankruptcy Code or property of the Depositor subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of the Depositor in such a proceeding.

                  For purposes of this opinion letter, we have reviewed the following documents and all exhibits thereto (collectively, the "Relevant Documents"):

                  (i)      the Agreements;



                                     D-2C-3

                  (ii) a certificate of CSFBMC regarding the CSFBMC Sale, a copy of which is attached hereto;

                  (iii) a certificate of Column regarding the Column Sale, a copy of which is attached hereto;

                  (iv) a certificate of the Depositor regarding the Transfer to the Trust, a copy of which is attached hereto; and

                  (v) a certificate of CSFB Corporation regarding its sales of the Certificates purchased by it, a copy of which is attached hereto.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

                  In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed herein and contained in the Relevant Documents, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (ix) the constitution of each Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms,
(x) compliance with the Agreements by all parties thereto, and (xi) the conformity, to the requirements of the CSFBMC Mortgage Loan Purchase Agreement, the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the NCB Mortgage Loan Purchase Agreement, the NCBCC Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of or at the direction of CSFBMC, Column, KeyBank, NCB, NCBCC and/or the Depositor.

                  In addition, we have assumed that the following statements are true and the following actions (except as otherwise indicated) have occurred on the date hereof based upon representations or other provisions in the Relevant
Documents:




                                     D-2C-4

                  1. CSFB Corporation either has sold, or is actively attempting and expects to sell (on commercially reasonable terms and within a commercially reasonable time frame), to third parties unrelated to CSFBMC, Column, the Depositor or any of their affiliates, substantially all of the Certificates acquired by CSFB Corporation pursuant to the Underwriting Agreement and the Certificate Purchase Agreement.

                  2. The CSFBMC Sale, the Column Sale and the Transfer to the Trust, the sale of the Offered Certificates by the Depositor to the Underwriters and the Initial Purchaser and the transfer of the Class A-Y Certificates by the Depositor, directly or indirectly, to NCB as partial consideration for the NCB Mortgage Loans, as provided in the Agreements, are contemporaneous exchanges in which CSFBMC, Column and the Depositor, respectively, receive new value and consideration constituting at least reasonably equivalent value and fair consideration.

                  3. Following the CSFBMC Sale, the Column Sale and the Transfer to the Trust, none of CSFBMC, Column or the Depositor has the right to unilaterally modify or alter the terms of such Transactions. The consideration received by CSFBMC in connection with the CSFBMC Sale, by Column in connection with the Column Sale and by the Depositor in connection with its sales of the Offered Certificates to the Underwriters and the Initial Purchaser are, in each case, fixed and not subject to adjustment following the Closing Date.

                  4. No provision exists whereby the terms of the Certificates, the Pooling and Servicing Agreement, the Column Mortgage Loan Purchase Agreement or the CSFBMC Mortgage Loan Purchase Agreement may be unilaterally modified by CSFBMC, Column or the Depositor following the CSFBMC Sale, the Column Sale and the Transfer to the Trust.

                  5. Pursuant to the CSFBMC Mortgage Loan Purchase Agreement, it is the intention of CSFBMC and Column that the CSFBMC Sale constitute a sale by CSFBMC to Column of all of CSFBMC's right, title and interest in and to the CSFBMC Mortgage Loans. Pursuant to the Column Mortgage Loan Purchase Agreement, it is the intention of Column and the Depositor that the Column Sale constitute a sale by Column to the Depositor of all of Column's right, title and interest in and to the Column Mortgage Loans. Pursuant to the Pooling and Servicing Agreement, it is the intention of the Depositor and the Trustee that the Transfer to the Trust constitute an absolute transfer by the Depositor to the Trust of all of the Depositor's right, title and interest in and to the Mortgage Loans. Upon the sale of Certificates representing at least 10% of the total principal balance of all the Certificates to third parties that are not affiliated with CSFBMC, Column or the Depositor: pursuant to the CSFBMC Mortgage Loan Purchase Agreement, CSFBMC will treat the CSFBMC Sale as a sale (as opposed to a secured loan) under generally accepted accounting principles in the United States ("GAAP"); pursuant to the Column Mortgage Loan Purchase Agreement, each of Column and the Depositor will treat the Column Sale as a sale (as opposed to a secured loan) under GAAP; and pursuant to the Pooling and Servicing Agreement, the Underwriting Agreement and/or the Certificate Purchase Agreement, the Depositor will treat the Transfer to the Trust and the sale of the Offered Certificates by the Depositor to the Underwriters and the Initial Purchaser and the transfer of the Class A-Y Certificates by the Depositor, directly or indirectly, to NCB as a sale (as opposed to a secured loan) under GAAP.



                                     D-2C-5

                  6. After the completion of the CSFBMC Sale, the Column Sale and the Transfer to the Trust, none of CSFBMC, Column, the Depositor or any of their affiliates has (i) the right to repurchase or otherwise to cause the reconveyance to itself of any Mortgage Loan or (ii) any obligation to repurchase or otherwise remove any Mortgage Loan from the Trust (other than (a) in the case of CSFBMC, in connection with a material breach of certain representations, warranties and covenants made by such party with respect to each CSFBMC Mortgage Loan in the CSFMBC Mortgage Loan Purchase Agreement and (b) in the case of Column, in connection with a material breach of certain representations, warranties and covenants made by such party with respect to each Column Mortgage Loan, in the Column Mortgage Loan Purchase Agreement).

                  7. There is no agreement, arrangement or understanding, written or otherwise (including, without limitation, with respect to the CSFBMC Sale, the Column Sale or the Transfer to the Trust), that supplements or otherwise modifies in any material respect the intentions and agreements of the parties to the Agreements, as expressed therein.

                  8. After the completion of the CSFBMC Sale, the Column Sale and the Transfer to the Trust, none of CSFBMC, Column or the Depositor will take any action inconsistent with the Trust's ownership of the Mortgage Loans.

                  9. Immediately before the CSFBMC Sale, CSFBMC owned the CSFBMC Mortgage Loans free and clear of any adverse claims or other interests. Immediately before the Column Sale, Column owned the Column Mortgage Loans (other than the CSFBMC Mortgage Loans) free and clear of any adverse claims or other interests. Immediately before the KeyBank Sale, KeyBank owned the KeyBank Mortgage Loans free and clear of any adverse claims or other interests. Immediately before the NCB Sale, NCB owned the NCB Mortgage Loans free and clear of any adverse claims or other interests. Immediately before the NCBCC Sale, NCBCC owned the NCBCC Loans free and clear of any adverse claims or other interests. In connection with the KeyBank Sale, KeyBank will have validly and effectively conveyed to the Depositor all legal and beneficial ownership in and to each KeyBank Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. In connection with the NCB Sale, NCB will have validly and effectively conveyed to the Depositor all legal and beneficial ownership in and to each NCB Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. In connection with the NCBCC Sale, NCBCC will have validly and effectively conveyed to the Depositor all legal and beneficial ownership in and to each NCBCC Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The Depositor has not transferred and will not transfer its right, title and interest in and to any Mortgage Loan except to the Trustee as contemplated by the Pooling and Servicing Agreement (except insofar as the sale of the Certificates by the Depositor to the Underwriters and the Initial Purchaser and the transfer of the Class A-Y Certificates by the Depositor, directly or indirectly, to NCB may be construed as a transfer of beneficial interests in the Mortgage Loans). No adverse claims or other interests with respect to any Mortgage Loan were created by or through the Depositor, except as contemplated by the Agreements.

                  10. Each of CSFBMC and Column has taken all actions required under applicable law to effectuate the CSFBMC Sale. Each of Column and the Depositor has taken all actions required under applicable law to effectuate the Column Sale. Each of the Depositor and the Trustee has



                                     D-2C-6
         taken (or the Pooling and Servicing Agreement provides that, within a reasonable time period following the Closing Date, each of them will be required to take) all actions required under applicable law to effectuate the Transfer to the Trust.

                  11. In connection with the CSFBMC Sale, the Column Sale and the Transfer to the Trust, none of CSFBMC, Column or the Depositor had any intent to hinder, delay or defraud its present or future creditors.

                  12. After giving effect to the CSFBMC Sale, the Column Sale and the Transfer to the Trust, the value of the assets of each of CSFBMC, Column and the Depositor, respectively, either taken at their present fair salable value or at fair valuation, exceeded the amount of the debts and obligations, including contingent and unliquidated debts and obligations, of CSFBMC, Column and the Depositor, respectively.

                  13. After giving effect to the CSFBMC Sale, the Column Sale and the Transfer to the Trust, none of CSFBMC, Column or the Depositor was left with unreasonably small assets or capital with which to engage in and conduct its business.

                  14. After giving effect to the CSFBMC Sale, the Column Sale and the Transfer to the Trust, none of CSFBMC, Column or the Depositor intends to, or believes that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  There is limited judicial authority relating to the issue of when a transaction styled as a sale of assets or an absolute transfer of assets constitutes a true sale or an absolute transfer, as the case may be, as opposed to a secured loan, and we have not located any controlling precedent for the transactions described herein. However, the existing case law indicates that an analysis of a purported true sale or absolute transfer should examine the intent of the parties as well as the economic consequences of the transaction to determine whether they are consistent with characterization as a true sale or absolute transfer, as the case may be. Some of the most important factors relevant to this economic analysis include (i) whether the buyer or transferee has assumed the risks inherent in the ownership of the assets purportedly sold or transferred (i.e., whether the risk of loss has been borne by the buyer or transferee), (ii) the presence (or absence) of a fixed consideration that is not subject to further adjustment, given in connection with the purchase or transfer, (iii) the level of recourse (if any) that the buyer or transferee has against the seller or transferor, (iv) whether the buyer's or transferee's rights in the acquired assets could be extinguished by repayment of a debt owed by the seller or transferor or by the recovery of the consideration (if any) given in connection with the purchase or transfer and (v) in what circumstances (if any) the seller or transferor has the right or the obligation to repurchase or otherwise reacquire the assets or any interest therein.

                  In rendering this opinion letter, we do not express any opinion concerning any law other than the Bankruptcy Code and the law of the State of New York to the extent that it may be applicable thereunder. We do not express any opinion on any matter not expressly addressed below.

                  Based upon and subject to the foregoing, the further qualifications set forth below, and the reasoned analysis of analogous case law (although there is no precedent directly on point), it is our opinion that:




                                     D-2C-7

                  1. In connection with any bankruptcy proceedings instituted by or on behalf of CSFBMC under the Bankruptcy Code, the CSFBMC Sale would be treated by a court as a true sale of the CSFBMC Mortgage Loans from CSFBMC to Column, rather than as a loan secured by the CSFBMC Mortgage Loans, such that the CSFBMC Mortgage Loans would not, on such basis, constitute property of CSFBMC's estate under Section 541(a)(1) of the Bankruptcy Code or property of CSFBMC subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of CSFBMC in such a proceeding.

                  2. In connection with any bankruptcy proceedings instituted by or on behalf of Column under the Bankruptcy Code, the Column Sale would be treated by a court as a true sale of the Column Mortgage Loans from Column to the Depositor, rather than as a loan secured by the Column Mortgage Loans, such that the Column Mortgage Loans would not, on such basis, constitute property of Column's estate under Section 541(a)(1) of the Bankruptcy Code or property of Column subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of Column in such a proceeding.

                  3. In connection with any bankruptcy proceedings instituted by or on behalf of the Depositor under the Bankruptcy Code, the Transfer to the Trust would be treated by a court as an absolute transfer of the Mortgage Loans from the Depositor to the Trust, rather than as a loan secured by the Mortgage Loans, such that the Mortgage Loans would not, on such basis, constitute property of the Depositor's estate under
         Section 541(a)(1) of the Bankruptcy Code or property of the Depositor subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of the Depositor in such a proceeding.

                  The foregoing opinions are subject to the qualifications that
(i) the assumptions set forth herein are and continue to be true in all respects relevant to this opinion, (ii) there are no additional facts that would affect the validity of the assumptions set forth herein or upon which this opinion is based, (iii) any claim contrary to or inconsistent with any opinion expressed herein made in any judicial proceeding will be opposed and litigated to a final resolution by one or more persons or entities with standing to do so, (iv) such case is properly presented and argued, and (v) the law is properly applied.

                  The foregoing opinions are not intended to be a guaranty as to what a particular court would actually hold, but an opinion as to the decision a court should reach if the issue were properly presented to it and the court followed what we believe to be the applicable legal principles. In that regard, you should be aware that bankruptcy opinions are subject to inherent limitations because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future-arising facts and circumstances and the nature of the bankruptcy process.

                  The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior written consent.


                                                  Very truly yours,





                                     D-2C-8

                                  EXHIBIT D-2D

                  FORM OF LETTER OF SIDLEY AUSTIN BROWN & WOOD,
                            PURSUANT TO SECTION 7(IX)

                                November 13, 2001

Credit Suisse First Boston                      McDonald Investments Inc.
  Mortgage Securities Corp.                     800 Superior Avenue
Eleven Madison Avenue                           Cleveland, Ohio 44114
New York, New York  10010
Credit Suisse First Boston Corporation          Lehman Brothers Inc.
Eleven Madison Avenue                           101 Hudson
New York, New  York  10010                      Jersey City, New Jersey  07302

                  Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5

Ladies and Gentlemen:

                  We have acted as special counsel to Column Financial, Inc. ("Column") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") with respect to certain matters in connection with the following transactions (collectively, the "Transactions"):

                  (i) the filing by the Depositor of a registration statement on form S-3 (No. 333-53012) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for purposes of registering under the Securities Act of 1933, as amended (the "1933 Act"), certain offerings of mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

                  (ii) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Column Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser;

                  (iii) the sale by KeyBank National Association ("KeyBank"), and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (collectively, the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser;

                  (iv) the sale by National Consumer Cooperative Bank ("NCB"), and the purchase by the Depositor, of a third segregated pool of multifamily and commercial mortgage loans (collectively, the "NCB Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement




                                     D-2D-1
         dated as of November 1, 2001 (the "NCB Mortgage Loan Purchase Agreement"), between NCB as seller and the Depositor as purchaser;

                  (v) the sale by NCB Capital Corporation ("NCBCC"), and the purchase by the Depositor, of a fourth segregated pool of multifamily and commercial mortgage loans (collectively, the "NCBCC Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "NCBCC Mortgage Loan Purchase Agreement"), between NCBCC as seller and the Depositor as purchaser;

                  (vi) the creation of a commercial mortgage trust (the "Trust"), and the issuance of an aggregate $1,072,782,114 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5 (the "Certificates"), consisting of 23 classes designated Class A-X, Class A-CP, Class A-Y, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class V, pursuant to the Pooling and Servicing Agreement dated as of November 12, 2001 (the "Pooling and Servicing Agreement"), among the Depositors as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage ("KeyCorp") and NCB, as master servicers, KeyCorp and NCB, as special servicers, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee");

                  (vii) the transfer of the Column Mortgage Loans, the KeyBank Mortgage Loans, the NCB Mortgage Loans and the NCBCC Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor; and

                  (viii) the sale by the Depositor, and the purchase by Credit Suisse First Boston Corporation ("CSFB Corporation"), McDonald Investments Inc. and Lehman Brothers Inc. (collectively, in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to the Underwriting Agreement dated as of November 1, 2001 (the "Underwriting Agreement"), between the Depositor and CSFB Corporation, as representative of the Underwriters.

                  The Pooling and Servicing Agreement, the Underwriting Agreement, the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the NCB Mortgage Loan Purchase Agreement and the NCBCC Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

                  For the purposes of this letter, we have reviewed: the Agreements; the Registration Statement; the Prospectus, dated October 22, 2001, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated November 1, 2001, specifically relating to the Trust and the Publicly Offered Certificates (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for rendering this letter; we have obtained such certificates from and made such inquiries of officers and



                                     D-2D-2
representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for rendering this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (viii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (ix) compliance with the Agreements by the parties thereto, (x) the conformity, to the requirements of the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the NCB Mortgage Loan Purchase Agreement, the NCBCC Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of, or at the direction of, the Depositor, Column, KeyBank, NCB and NCBCC, (xi) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xii) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In making the statements set forth below, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

                  We are delivering this letter in our capacity as special counsel to the Depositor and Column. In the course of our acting in such capacity, we have generally reviewed and discussed with certain representatives of the Depositor, Column, the Underwriters and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Registration Statement and the Prospectus, other than any documents or information included therein solely by incorporation by reference (all such documents and information so incorporated by reference shall be referred to herein as the "Excluded Information"), and we have reviewed certain loan summaries prepared by Column in respect of the Column Mortgage Loans and, in the case of those Column Mortgage Loans identified in the Prospectus Supplement under the heading "Description of the Underlying Mortgage Loans--Significant Mortgage Loans", selected provisions of the related mortgage note, the related mortgage and certain other related mortgage loan documents. While we have made no independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that (a) the Registration Statement (exclusive of the Excluded Information therein, as to which we express no view or belief), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (exclusive of the Excluded Information therein, as to which we express no view or belief), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief as to (x) any financial statements, schedules and/or other numerical,





                                     D-2D-3
financial or statistical data set forth or referred to therein or omitted therefrom or (y) any information contained in or omitted from the Prospectus regarding the nature and characteristics of (i) the KeyBank Mortgage Loans and/or the borrowers and mortgaged properties relating to the KeyBank Mortgage Loans, (ii) the NCB Mortgage Loans and/or the borrowers and mortgaged properties relating to the NCB Mortgage Loans or (iii) the NCBCC Mortgage Loans and/or the borrowers and mortgaged properties relating to the NCBCC Mortgage Loans. In that connection, we advise you that we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Depositor, Column and the Underwriters in connection with the determination of materiality.

                  When used in this letter, the term "attention" or words of similar import mean the conscious awareness of facts or other information of the Sidley Austin Brown & Wood attorneys currently practicing law with this firm who have been involved in any material respect in representing the Depositor and/or Column in connection with the Transactions. We call to your attention that, with your knowledge and consent, except as described above, such Sidley Austin Brown & Wood attorneys have not examined or otherwise reviewed any of the Mortgage Files, any particular documents contained in such files or any other documents with respect to the Mortgage Loans for purposes of delivering this letter.

                  The statements set forth herein are being made to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the views or beliefs expressed herein. This letter is being delivered solely for the benefit of the persons to which it is addressed in connection with the Transactions. It may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.



                                           Very truly yours,




                                     D-2D-4